UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 3, 2013

REPUBLIC BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(zip code)

 Registrant’s telephone number, including area code: (502) 584-3600

NOT APPLICABLE
(Former Name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.           REGULATION FD DISCLOSURE

As previously disclosed in a Form 8-K filed by Republic Bancorp, Inc. (“Republic” or the “Company”) with the Securities and Exchange Commission on July 11, 2013, Republic Bank & Trust Company (“RB&T”), a wholly-owned subsidiary of Republic, entered into a Purchase and Assumption Agreement dated July 11, 2013, with H&R Block Bank and its sole shareholder Block Financial LLC (the “Agreement”).   Pursuant to the Agreement, RB&T will acquire certain assets and assume certain liabilities, including all of the deposits of H&R Block Bank (the “P&A Transaction”).

The Agreement provides that all regulatory approvals must be received by September 30, 2013 in order for the P&A Transaction to occur in 2013.  If any regulatory approvals are obtained after September 30, 2013, but on or before March 31, 2014, the Agreement provides that the P&A Transaction will occur between April 30, 2014 and June 18, 2014.

On July 15, 2013, RB&T submitted an application for approval of the P&A Transaction to the Office of the Comptroller of the Currency (“OCC”) for consideration in conjunction with RB&T’s pending application from May 2013 for approval of an internal merger of RB&T and its affiliate, Republic Bank, which would include RB&T’s conversion to a national bank.  Based on discussions with the OCC, RB&T does not believe that it will receive a decision from the OCC regarding its applications before September 30, 2013.  There can be no assurance that all regulatory approvals, which are required in order to complete the P&A Transaction, will be received by March 31, 2014, or at all.

Pursuant to the Agreement, RB&T’s ability to offer any H&R Block-branded financial services products to H&R Block’s clients is contingent upon the successful completion of the P&A Transaction.

The completion of the P&A Transaction is also subject to the completion of a Joint Marketing Master Services Agreement (“MSA”) and a related Receivables Participation Agreement (“RPA”).  RB&T and H&R Block, Inc. and its affiliates continue to make progress in separate contract negotiations to enter into the MSA and the RPA.  Pursuant to the MSA, if the P&A Transaction is consummated, RB&T would offer H&R Block-branded financial services products to H&R Block’s clients.  There can be no assurance that the parties will successfully negotiate and execute the MSA and the RPA, nor can there be any assurance with respect to the final terms and conditions of these agreements.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which has been attached as exhibit 2.1 to the Company’s Current Report on Form 8-K dated July 11, 2013.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include factors set forth as “Risk Factors” at Part II, Item 1A in the Company’s Form 10-K for the period ended December 31, 2012 and the Company’s Form 10-Q for the period ended June 30, 2013.

Any forward-looking statement made by us in this Current Report on Form 8-K speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)

Date:	September 3, 2013	By:	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial Officer
& Chief Accounting Officer

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